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                                                                 Exhibit 3.16(b)

                                                                       2864 2567
                                                                         11-6-86
                       NOTICE OF CHANGE OF RESIDENT AGENT

                                       OF

                              PHH-OMW LEASING, INC.

received for record November 6, 1986, at 9:12 A.M. and recorded on Film No.
      Frame No.      one of the charter records of the State Department of
Assessments and Taxation of Maryland. To the clerk of the Circuit court of Baltimore County 53

AA No. 25168

Special Fee Paid       $5.00
Recording Fee Paid     $3.00
                       -----
      Total            $8.00

PHH GROUP, INC.
ATTENTION: MS. SHARON L. CURLEY
11333 MCCORMICK ROAD
HUNT VALLEY, MARYLAND 21031

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                              STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: June 24, 1999

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ Darla D. Simms, Custodian
This stamp replaces our previous certification system. Effective: 6/95

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The Board of Directors of PHH OMW Leasing, Inc., a corporation organized in the
State of Maryland, on September 19, 1986 duly approved the following resolutions:

      RESOLVED: That the resident agent of the Corporation in the State of Maryland be and he is hereby changed from WILLIAM B. HENDRICKS, whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, to JOHN T. CONNOR, JR., whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, and who is a resident of the State of Maryland.

      RESOLVED: That the proper officers of the Corporation be and they are hereby authorized and directed for and on behalf of the Corporation to file an appropriate certified copy of this resolution with the State Department of Assessments and Taxation of Maryland and to do and perform any and all other necessary and proper acts incident thereto.

I, Edwin F. Miller, Vice President and Secretary certify under the penalties of perjury that to the best of my knowledge, information, and belief the foregoing resolutions are true in all material respects.


                                                   /s/ Edwin F. Miller
                                              -----------------------------
                                                     Edwin F. Miller